               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                              One Financial Center
                           Boston, Massachusetts 02111

701 Pennsylvania Avenue, N.W.                           Telephone: 617/542-6000
Washington, D.C. 20004                                  Fax: 617/542-2241
Telephone: 202/434-7300
Fax: 202/434-7400



                                      April 30, 1998



        Board of Directors
        QC Optics, Inc.
        46 Jonspin Road
        Wilmington, Massachusetts  01887

        Gentlemen:

                 We have acted as counsel to QC Optics, Inc., a Delaware corporation (the "Company"), with respect to the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering an aggregate of 460,000 shares of its common stock, $.01 par value per share (the "Shares"), under the Securities Act of 1933, as amended. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

                 In connection with this opinion, we have examined the Company's Certificate of Incorporation and Bylaws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

                 In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

                 Based upon the foregoing, we are of the opinion that (i) the Shares have been duly authorized by the Company and (ii) the Shares, when issued and sold as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable shares of the Company.

     Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.


        Board of Directors
        QC Optics, Inc.
        April 30, 1998
        Page 2


                 Our opinion is limited to the General Corporation Laws of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

                 We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.


                                           Very truly yours,

                                           /s/ Mintz, Levin, Cohn, Ferris,
                                               Glovsky and Popeo, P.C.

                                            MINTZ, LEVIN, COHN, FERRIS,
                                              GLOVSKY AND POPEO, P.C.